Exhibit (e)(3)

FORM OF

Schedule A

As of [    ], 2010, this Schedule A forms a part of the Principal Underwriter Agreement dated as of February 23, 2006 (the “Agreement”) between MassMutual Premier Funds and MML Distributors, LLC. As of [    ], 2010, this Schedule A supercedes any previous versions of said Schedule A.

Name of Series	Classes of Shares

MassMutual Premier Money Market Fund	A, Y, S, N
MassMutual Premier Short-Duration Bond Fund	A, L, Y, S, N, Z
MassMutual Premier Inflation-Protected and Income Fund	A, L, Y, S, N
MassMutual Premier Core Bond Fund	A, L, Y, S, N, Z
MassMutual Premier Diversified Bond Fund	A, L, Y, S, N, Z
MassMutual Premier High Yield Fund	A, L, Y, S, N
MassMutual Premier International Bond Fund	A, L, Y, S, N
MassMutual Premier Balanced Fund	A, L, Y, S, N
MassMutual Premier Value Fund	A, L, Y, S, N
MassMutual Premier Enhanced Index Value Fund	A, L, Y, S, N
MassMutual Premier Enhanced Index Core Equity Fund	A, L, Y, S, N
MassMutual Premier Main Street Fund	A, L, Y, S, N
MassMutual Premier Capital Appreciation Fund	A, L, Y, S, N
MassMutual Premier Enhanced Index Growth Fund	A, L, Y, S, N
MassMutual Premier Discovery Value Fund	A, L, Y, S, N
MassMutual Premier Main Street Small Cap Fund	A, L, Y, S, N
MassMutual Premier Small Company Opportunities Fund	A, L, Y, S, N
MassMutual Premier Global Fund	A, L, Y, S, N
MassMutual Premier International Equity Fund	A, L, Y, S, N
MassMutual Premier Focused International Fund	A, L, Y, S, N, Z
MassMutual Premier Strategic Emerging Markets Fund	A, L, Y, S, N

MASSMUTUAL PREMIER FUNDS

By:
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

MML DISTRIBUTORS, LLC

By:
Name:	Elaine A. Sarsynski
Title:	CEO and President